U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RP ENTERTAINMENT, INC.
                 (Name of Small Business Issuer in its charter)

           Nevada                                               93-1221399
(State or Jurisdiction of                                IRS Employer ID Number
Incorporation or Organization)

                                      7819
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

       1900 Avenue of the Stars, Ste. 1450, Los Angeles, California 90067
                       (310) 277-4140; Fax (310) 277-4228
         ---------------------------------------------------------------
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                 John Holt Smith
        1900 Avenue of the Stars, Ste 1450, Los Angeles, California 90067
                       (310) 277-1250; Fax (603) 375-6582
             ------------------------------------------------------
           (Name, address, and telephone number of agent for service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                         Proposed       Proposed
Title of                                 maximum        maximum
securities        Amount                 offering       aggregate    Amount of
to be             to be                  price          offering   registration
registered        registered             per share      price           fee
----------        ----------             ---------      -----           ---
Common           1,000,000 SHS.           $ .25        $250,000        $62.50
===============================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                             RP ENTERTAINMENT, INC.

                        1,000,000 SHARES OF COMMON STOCK


This prospectus relates to 1,000,000 shares of Common Stock by RP ENTERTAINMENT, INC., a Nevada corporation ("RPE"). There is no minimum offered contingency and no escrow or impound, and the proceeds may be utilized by RPE in its discretion. RPE's common stock is not currently listed or quoted on any quotation medium. There can be no assurance that RPE's common stock will ever be quoted on any quotation medium or that any market for RPE's stock will ever develop.

THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" commencing at page 3 through 5 AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering will commence as soon as practical after the effective date of the registration statement for this prospectus and end on December 31, 2001.



                  PRICE        UNDERWRITING      PROCEEDS
                    TO        DISCOUNTS AND         TO
                  PUBLIC      COMMISSIONS(2)     COMPANY(1)
 ---------------------------------------------------------------

Per Share          $.25             $0            $.23
Total              $250,000         $0            $234,500


(1) Before deducting expenses payable by RPE for legal and accounting fees, estimated at approximately $15,500. This offering is self-underwritten, so RPE is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 1,000,000 common shares.

(2) The shares of Common Stock are being offered by RPE through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by RPE and subject to the approval of certain legal matters by counsel and certain other conditions. RPE reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE  ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RPE OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL DECEMBER 31, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING. AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS TABLE OF CONTENTS

                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

Prospectus Summary.................................................       1
Summary Financial Data.............................................       1
Risk Factors.......................................................       3
     RPE is a development stage
     company with limited operating history........................       3
     Terms of offering-no minimum contingency......................       3
     Related party transactions and possible
     conflicts of interest
     Dilution......................................................       5
Use of Proceeds....................................................       6
Dividend Policy....................................................       6
Determination of Offering Price....................................       7
Capitalization.....................................................       7
Dilution...........................................................       8
Business..........................................................        8
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations......................................................       11
Management........................................................       13
Principal Stockholders............................................       14
Certain Transactions..............................................       14
Description of Securities.........................................       14
Shares Eligible for Future Sale...................................       15
Underwriting......................................................       16
Legal Matters.....................................................       16
Experts...........................................................       16
Index to Financial Statements.....................................       19

                               PROSPECTUS SUMMARY

                              CORPORATE BACKGROUND

RPE was organized on July 11, 1996 in the state of Nevada, as a diverse entertainment company to engage in the acquisition and development of scripts for motion picture development and production, television development and production and merchandising of products derived from such productions. Since incorporation, we have generated minimal revenue resulting solely from the settlement of a lawsuit related to a feature film production of the life stories of the founders of a chain of restaurants called "Hooters". (See "Litigation - Hooters Settlement") and we are still a development stage company. We have no revenue from operations and have experienced losses for the periods ending December 31, 2000 and March 31, 2001 of $33,934 and $23,388, respectively. There can be no assurance that RPE's common stock will ever develop a market.

THE OFFERING

Common Stock Offered............................. Up to 1,000,000 shares(1).

Common Stock Outstanding after the Offering...... 6,178,000 shares(2).

This Offering terminates......................... December 31, 2001.

Use of Proceeds.................................. Acquisition of rights to develop and sell television
                                                  and feature film scripts and
                                                  for working capital.

Lack of Revenues/Losses ......................... We have no revenue from operations and have
                                                  experienced losses for the
                                                  year ended December 31, 2000
                                                  and March 31, 2001 of $33,934
                                                  and $23,388, respectively.

Symbol........................................... None

Risk Factors..................................... The shares of Common Stock offered hereby involve a high
                                                  degree of risk and immediate
                                                  substantial dilution See"Risk
                                                  Factors" and "Dilution."


(1) The offering price per share for the common stock of RPE bears no relation to market value, assets of the Company or standard investment criteria and was estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(f).

(2) Figures are based on the current outstanding shares of RPE.
---------------

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the periods ending December 31, 1999 and December 31, 2000 and the balance sheet data at December 31, 2000 come from RPE's audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the periods ending December 31, 1999 and December 31, 2000 come from RPE's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that RPE considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:

                                            ASSETS
                                            ------
                                                      December 31,              March 31,
                                                         2000                     2001
                                                         ----                     ----
                                                                               (Unaudited)
Current assets:
  Cash and cash equivalents                          $  25,052                  $  12,900
  Investment in marketable securities                   69,219                     59,378
  Related party receivable                               4,500                      4,500
                                                       -------                     ------
          Total current assets                          98,771                     76,778

Property and equipment:
  Net of accumulated depreciation                          317                          0
                                                       -------                    -------
          Total property and equipment                     317                          0
                                                       -------                    -------
                                                     $  99,088                  $  76,778
          Total assets                                 =======                    =======


                               LIABILITIES AND STOCKHOLDER'S EQUITY
                               ------------------------------------

Stockholder's equity:
  Common stock, $001 par value authorized
    50,000,000 shares, issued and outstanding
    5,178,000 shares                                 $   5,178                  $   5,178
  Additional paid-in capital                           324,822                    324,822
  Accumulated other comprehensive income                (2,746)                   (12,587)
  Deficit accumulated during development stage        (228,166)                  (240,635)
                                                       -------                    -------
          Total stockholder's equity                    99,088                     76,778
                                                       -------                    -------
                                                     $  99,088                  $  76,778
                                                       =======                    =======

STATEMENT OF OPERATIONS DATA:

                                                                                Three Months         Inception on
                                      Inception on        Years Ended          Ended March 31      July 11, 1996 to
                                    July 11, 1996 to      December 31,         2000       2001      March 31, 2001
                                   December 31, 2000    1999        2000    Unaudited   Unaudited      Unaudited
                                   -----------------  --------   --------   ---------   ---------      ---------

Cost and expenses:
  General and administrative
    expenses                       $   (324,440)    $ (24,627)  $ (21,465)  $ (4,158)   $(11,901)      $(336,341)

Other income (expense):
  Lawsuit settlement                    100,000       100,000           0          0           0         100,000
  Other                                   5,335         7,123      (6,186)       491         232           5,567
                                     ----------      --------     --------   --------    --------       --------
                                        105,335       107,123      (6,186)       491         232         105,567
                                     ----------      --------     --------   --------    --------       --------
Income (loss) before cumulative effect
  of change in accounting principle    (219,105)       82,496     (27,651)    (3,667)    (11,669)       (230,774)

Cumulative effect of a change in
  accounting principle, net of
  income taxes                           (4,261)       (4,261)          0          0           0          (4,261)
                                     ----------      --------     --------   --------    --------       --------
Income (loss) before taxes             (223,366)       78,235     (27,651)    (3,667)    (11,669)       (235,035)
Provision for income taxes                4,800           800         800          0         800           5,600
                                     ----------      --------     --------   --------    --------       --------
Net income (loss)                    $ (228,166)    $  77,435   $ (28,451)  $ (3,667)  $ (12,469)     $ (240,635)
                                     ==========      ========     ========   ========    ========       ========

Net income (loss) per share:
Basic                                    $(.04)         $.01       $(.01)        $.0       $(.01)          $(.05)
Diluted                                  $(.04)         $.01       $(.01)        $.0       $(.01)          $(.05)

Weighted average number of shares used
  in the computation of net income
  (loss) per share                   5,142,000     5,178,000   5,178,000   5,178,000   5,178,000       5,142,000
                                     =========     =========   =========   =========   =========       =========

                                  RISK FACTORS


PROSPECTIVE INVESTORS IN THE SHARES OFFERED SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS, BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. A PURCHASE OF OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A LOT OF RISKS. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT.

RPE is a development stage company with limited operating history and losses.

This makes it difficult to evaluate its future performance and prospects. RPE's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, RPE has accumulated losses through March 31, 2001, of $240,635, and presently has no revenues. We may not be able to successfully manage our business or achieve profitability, or cause our operations to have a positive cash flow.

Terms of offering-no minimum contingency.

There is no minimum contingency or escrow of any funds received by RPE in this offering, and any funds received may be utilized by RPE for the corporate purposes set forth in the Use of Proceeds section of this Prospectus as the funds are received. There will be no escrow of any of the proceeds of this offering.

Conflicts of Officers and Directors

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and, may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

John Holt smith is a practicing attorney and devotes all of his working hours to his practice. He will spend no more than one to four hours per week on the business of our company.

Douglas S. Borghi is engaged in endeavors other than the business of our company. He will devote no more than two to three hours a week to the business of our company.

Public Market Risks of Shares of RPE

RPE's shares of common stock may never be quoted on the Nasdaq Bulletin Board System or any other exchange. If the shares of common stock of RPE do not trade on the over-the-counter-bulletin-board or "pink sheets", then in such event an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered. The shares may not ever trade in sufficient amounts to be liquid or ever be readily saleable. It is most likely that the shares of RPE will be penny stock and therefore subject to the rules governing penny stock.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to RPE, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Costs of Compliance with Disclosures Required of Public Company.

RPE is seeking to raise only $250,000 in this offering and presently has only approximately $80,000 of readily marketable assets or a total of $340,000 assuming this offering is fully subscribed. Even if we raise $250,000 in this offering, we would have limited cash amounts to pay for the legal and accounting costs of compliance with the periodic quarterly and annual reports, required to maintain RPE as a public trading company, should a public market for our stock ever develop. The limited amounts of available funds to prepare and file periodic reports would be diminished further by the purchase of option rights and/or scripts in furtherance of the business of the Company. No assurance can be given that we will have sufficient cash to meet our obligations to file periodic reports and thus to continue publicly trade our common stock.

Competition in the Television Industry

The production and distribution of television programming (known as television series) is a highly competitive business. The competition will affect our ability to obtain the services of creative personnel. Should we successfully produce a television series then in connection with the distribution of any series, there will be active competition from other television programming to obtain television broadcast time. Also, a series would be competing with other forms of public entertainment. We will also be competing with major studios, numerous independent production and distribution companies, major television networks and other television producers and distributors. Many of these competitors will have greater financial resources, more established personnel and histories of successful production and distribution of television programming. Thus, there can be no assurance that the Company and the Series even if produced can successfully compete in the entertainment business.

Risks of Television Programming Distribution

The successful distribution and other exploitation of a series is subject to substantial risks, especially where the Producer must rely upon the overall competitive nature of distribution in the television industry and the subjective nature of a series' audience appeal. These risks also include a distributor's own business considerations which may affect its ability or willingness to achieve or continue effective distribution, or to remit to RPE its share of distributor revenues when due. It should be noted that the distribution of many television programs have been abandoned prior to any substantial return on investment. If we license the television programming to an independent distributor, rather than a major recognized distributor such as Fox, Warner Bros. or Universal Pictures, additional risks may apply. Such risks, include without limitation, the ability of such distributor to receive prompt payment of outstanding receivables. Independent distributors also lack the financial resources of the Majors. In addition to the ultimate performance of the Series, the terms of any agreement with a third party distributor will largely affect the returns of a series to RPE, particularly if such agreement encompasses numerous territories and/or media. It is not uncommon for such agreements to contain provisions allowing distributors to deduct substantial distribution fees and direct and indirect expenses, including interest and overhead, prior to remittance of monies, if any, to the producer/owner of a series. Many highly successful television programs fail to return their original investment as a result of distribution agreements with third parties. There can be no assurance that any distributor revenue will remain to be remitted to us after deduction of distributor's fees and expenses. A distributor's obligation with respect to the broadcast and promotion of a series will be limited to all reasonable efforts to the programming generally and to market and exploit the programming in accordance with such sales methods, policies and terms as a distributor may in its sole discretion determine. RPE and a distributor can make no representations and/or warranties as to the gross receipts or net profits to be derived from a series or its exhibition, nor can it guarantee the performance by any exhibitor or subdistributor.

Foreign Distribution Risks

Foreign distribution of a series (i.e. outside the United States and Canada) may require the use of multiple distributors each operating in their own respective territories. Distribution revenues derived in foreign countries, if any, may be subject to currency controls and other restrictions which may temporarily or permanently prevent their transfer outside the country of origin to us.

Risks of the Company

BSB / Hooters Litigation Settlement/Risks of Further Payments

Under the settlement agreement of the lawsuit between RPE and Provident Entertainment Inc. and Berk Schwartz Bonann, RPE relinguished all rights except rights to receive payments in the event of production of a television series or a feature film based on the Hooters Property. In the event of the production of a feature film or television series, we would receive up to and not more than an additional $250,000 and 6% of any gross income from merchandising associated with such productions. There is no present production of a feature film based on the Hooters Rights and no assurance can be given that a production will ever be commenced or that in the event it is commenced that it will be profitable. However, there is a pilot being produced titled: Who Wants to Date a Hooters Girl? From this pilot pursuant to an amendment of the Settlement Agreement, we would receive $750 for each episode produced up to 196 episodes and for the next 103 episodes $1,000 for each episode. (See "Principal Contracts-Hooters Settlement").

Dilution.

The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value of $.20 per share assuming a $.25 per share offering price. See "Dilution."

                                USE OF PROCEEDS

The net proceeds from the sale of the shares of Common Stock offered hereby are estimated to be approximately $234,500. We intend to use these proceeds for identifying and acquiring film scripts and/or merchandising rights related to film and television productions, working capital and general corporate purposes, as follows:

Use                                                         Amount
---                                                     --------------
Offering Expenses                                       $       15,500
Acquisition Reserve, Scripts                            $      200,000
Working Capital                                         $       34,500
Total:                                                  $      250,000


The following table shows the Company's use of proceeds if 10%, 25%, 50% and/or 75%, of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.


                           10%               25%            50%            75%
                        -------           -------        --------       --------
General corporate
   Purposes                  $0           $15,500         $67,000        $87,000
Working capital          $9,500           $47,000         $42,500       $100,500


The allocation of the net proceeds of the Offering set forth above represents our best estimates based upon current plans and certain assumptions regarding industry and general economic conditions and our anticipated future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.


                                DIVIDEND POLICY

RPE has never declared or paid cash dividends on its capital stock. RPE currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                        DETERMINATION OF OFFERING PRICE.

The Offering price of our common stock was determined arbitrarily by management without reference to accepted valuation criteria such as earnings per share, book value per share or the like. RPE's common stock is not listed or quoted at the present time, and there is no present public market for RPE's common stock. RPE has obtained a market maker who has agreed to file an application for RPE's securities to be quoted on the National Quotation Bureau's "pink sheets," and who intends to file a Form 211 with the National Association of Securities Dealers to quote RPE's securities on the NASD OTC Bulletin Board (Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that RPE's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept RPE's market maker's application on Form
211. Therefore, there can be no assurance that a public market for RPE's common stock will ever develop or that any subscriber to this offering will ever have common stock that will trade on nay market system or in sufficient amounts to afford liguitity.


                                 CAPITALIZATION

The following table sets forth the short-term debt and capitalization of RPE as of March 31, 2001. The table should be read in conjunction with the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.


STOCKHOLDERS' EQUITY:

Common stock, $.001 par value
 authorized 50,000,000 shares,
 5,178,000 issued and outstanding at
 December 31, 2000; preferred stock,             $        5,178
 $.001 par value, 5,000,000 none issued

Additional paid in Capital                       $      324,822
Deficit Accumulated During Development Stage     $     (240,635)
Accumulated other comprehensive income           $     ( 12,587)
                                                      ---------
TOTAL STOCKHOLDERS' EQUITY                       $       76,788
                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $       76,788
                                                      ---------


                                    DILUTION

As of March 31, 2001, RPE's net tangible book value was $76,788, or $0.01 per share of common stock. Net tangible book value is the aggregate amount of RPE's tangible assets less its total liabilities. Net tangible book value per share represents RPE's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $.25 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), RPE's net tangible book value as of the closing of this offering would increase from $0.01 to $0.05 per share. This represents an immediate increase in the net tangible book value of $0.04 per share to current shareholders, and immediate dilution of $0.20 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock...............      $  .25
Net tangible book value per share before offering.............      $  .01
Increase per share attributable to new investors..............      $  .04
Net tangible book value per share after offering..............      $  .05
Dilution per share to new investors...........................      $  .20
Percentage dilution...........................................          80%

The following table shows the RPE dilution of 10%, 25%, 50% and 75% of the 1,000,000 shares offered in this prospectus.

          10%               25%                 50%                75%
     -------------     --------------     --------------     -------------
    100,000 shares    250,000 shares     500,000 shares     750,000 shares

                                    BUSINESS

COMPANY OVERVIEW

RPE was organized on July 11, 1996. We are a developmental stage company, with limited operations to date primarily due to a dispute with the licensors of the rights to develop and produce the feature film, Search for the Hooters Girl. The dispute resulted in litigation which was resolved by a settlement agreement entered into on December 23, 1998, from which we were paid $150,000 in cash with another $100,000 to be paid to RPE should a feature film be made using the rights. In addition, we would receive 6% of merchandising of any products based on such a film or any television production involving the rights. See "Litigation."

The Company

RPE was formed July 11, 1996 as a diverse entertainment company to carry out motion picture development, production and finance, to produce television movies and series' and to merchandise thematic products based thereon.

RPE is an independent film producer seeking a niche market share and emphasizing merchandising of products associated with each project.

RP Entertainment is working to become a successful niche company in the entertainment industry initially by developing and producing scripts for theatrical motion pictures; television movies and series, either for the network, cable or syndication markets, and further exploiting areas of merchandising that can be achieved from these productions. To that end the first step is the optioning of intellectual properties such as screenplays, novels, short stories, true life stories, plays, personal biographies, headline events, raw ideas, etc., which can be developed into a successful product for the entertainment industry. Typical option fees for such rights, other than Pulitzer Prize Winners or the like, are $2,500 to $10,000 per year.

Operations Plan

The optioning process itself demands the experience of the professional knowing what kinds of material are best suited for success in the motion picture and television industry. To that end RP Entertainment has as its president, Douglas Stefen Borghi. During his twenty year career, Mr. Borghi has been the co-creator, writer and producer of the hit CBS television series Jake and the Fatman, one of the longest running detective shows in television history. He was also the writer and producer of numerous television movies such as the Emmy nominated classic, The Operation, starring Lisa Hartman, Joe Penny and Kathleen Quinlan, and Element of Truth, starring Donna Mills. Mr. Borghi was also the producer of the cult crime drama released theatrically in Europe, Who Killed the Baby Jesus.

RP Entertainment will use Mr. Borghi's experience to option material we find to have potential. When necessary, RPE will raise further money for acquisitions of option rights and scripts and for the development process, as it has over the last five years and/or enter into joint venture relationships with established producers.

PLAN OF OPERATIONS - IN GENERAL

RPE's plan of operations is to acquire and develop rights to produce television shows and feature films with joint venture partners such as established producers, distributors and studios. At the same time RPE will be seeking additional sources of funding in the areas of acquisition of scripts for film and television production and of rights to merchandise (that is, manufacture and market) products associated with future film and/or television productions of third parties. To do this, RPE will seek to establish an aggressive marketing plan through advertising in trade publications such as Variety and The Hollywood Reporter. Small ads (2-4 columns for four days at $900 to $1,600 per ad) would cost not more than $10,000 during the next twelve months, RPE plans to satisfy its cash requirements by additional equity financing, including this offering, and possibly, joint ventures. This will be in the form of this offering of common stock and joint venture relationships with established producers of television and feature films. There can be no assurance that RPE will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. RPE presently has limited cash with which to satisfy any future cash requirements, approximately $80,000 in readily marketable securities and cash.

RPE will need a minimum of $20,000 to satisfy its cash requirements for the next 12 months. Primarily, $10,000 would be used to make limited advertising in trade publications, to make long distance phone calls and to option one or two script projects. RPE will not be able to fully carryout its plans to option 5 to 20 script projects in the next 24 months if it does not obtain equity financing through this offering. RPE has no current material commitments for funding or for development or production of any scripts. RPE depends upon capital to be derived from this offering. Should we raise at least $62,500 or 25% of the amount sought in this offering then we will have funds sufficient to option 5 to 10 scripts or rights to develop scripts from published books, assuming such rights are purchased for $2,500 to $5,000 each. Management believes that, if this offering is successful, in that it raises $250,000 or at least $62,500, then RPE will be able to generate revenue from acquiring and reselling options on books and on screenplays and achieve liquidity within the next twelve months. Should RPE not raise any capital through this offering, then we will be able to continue to operate for up to 18 months, but prospects for revenues and profits will be significantly negatively effected.

Mssrs. Smith and Borghi will provide 3-4 hours of time each week in pursuit of options and book rights without compensation, but with payments for costs of long distance phone calls. Mr. Borghi and Mr. Smith will, in an effort to locate projects, contact the persons who they have met over the 20 plus years they have each been engaged in their respective endeavors in the Los Angeles entertainment market.

RPE does not anticipate research and development costs for any products, nor does it expect to incur any research and development costs. RPE does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. RPE has no current material commitments. RPE has generated limited revenue since its inception, $150,000 as a result of the Settlement Agreement. See "Litigation - Settlement Agreement".

RPE has not commenced operations as a developer and producer of screenplays, feature films or television shows or as a merchandiser of products derived therefrom, principally because of the litigation with BSB, Provident and Hooters.

RPE has no present plans, preliminary or otherwise, to merge with any other entity. However, the Company may in the future seek a merger, joint venture or other financial association to further its business objectives.

RPE is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that RPE will be successful in raising the capital it requires through the sale of its common stock.

The Projects

An example is RP Entertainment's maiden venture, Who Wants to Date a Hooters Girl, which is being developed in the Fall 2001 or Spring 2002 by Berk/Schwartz/ Bonann/, the creators and producers of the popular hit television series, Baywatch. There can be no assurance that this pilot will result in a television series. Production of a series is not within our control.

From the development stage to the production stage for a single project, it can take anywhere from two to five years. Success in the development to production stage demands an acute awareness of long term planning for each project to reach the production stage.

RP Entertainment's aim is to build our business with careful cost effective management and the knowledge of the creative process gained by management from experience. The Company's management intends to nurture strategic partnerships throughout the industry, as it has done in the past. Presently, RPE has no such strategic partnerships and no assurance can be given that we will be able to attract partners. Our management intends to create an inventory of valuable projects for film, television, cable, to engage in the syndication and merchandising resulting from any successful show or feature film. The Company can revenue share with strategic successful partners and share in revenue based on our financial participation at the point in the production at which we entered each project.

Principal Contracts

Hooters/BSB/RP Entertainment Agreement as Modified by Settlement

Under the terms of the original agreement dated September 9, 1996 between RPE and Berk, Schwartz, Bonann and Provident Entertainment, Inc., we had the rights to develop and produce a feature film based on the life stories of the founders of the Hooters Restaurants and to receive from all sources 50% of revenues from exploitation of the film in all media and 50% of merchandising of any products based on the film. Under the terms of the Settlement Agreement, we gave up any rights to develop and produce any feature film or television production in exchange for payment of up to $250,000 in cash from any productions by the other parties and 6% of any merchandising based on such production. See "Hooters Agreement.")

Trouble and His Son

H. Hughes' two hour television movie which we developed as a pilot for a series about a homicide detective who has to infiltrate the Mafia to find about what has happened to the missing son he has only just learned was born twenty years earlier to his ex-fiancee. Trouble and His Son has been presented to numerous agents to attract actors they represent. If appropriate talent could be signed who have production deals with networks or syndications then our project would have better chances of being produced. We have also offered the project to producers established in the television movie business, to cable outlets and syndication. None of these entities has offered to acquire rights to develop or produce the project and no assurance can be given that any of them will in the future.

Who Killed the Baby Jesus

RP Entertainment has acquired from the author for stock the U.S. theatrical rights, sequel rights, television and home video rights, Internet rights to Who Killed the Baby Jesus, a crime drama that boasts the first mother and daughter murderess team ever put on film. We had had limited discussions with film distributors who have informed us that this film's revenues would be enhanced by a domestic theatrical release on a small scale. We do not have a distributor as of this time who will pay for prints and advertising to release this film even on a limited basis, that is, a few theaters in major markets such as Los ANgeles, New York and CHicago, and there is no assurance we will in the future.

The Hooters Agreement

By agreement entered into in September 1996 the ("Hooters Agreement") between RPE on the one hand, and BSB and PROVIDENT on the other, the Company acquired a fifty percent (50%) interest in the HOOTERS Rights which rights allowed RPE to write, develop and produce a feature-length theatrical motion picture and/or television series based upon the HOOTERS(R) Rights defined therein but related to the life stories of the two founders of the restaurant chain known as "Hooters.". The HOOTERS(R) Rights include all motion picture rights in all media throughout the universe and all ancillary rights, including sequel and video rights, and all incidental rights including merchandising rights related to the Film and/or television series including, but not limited to calendars, T-shirts, videos, "Search for the HOOTERS(R) Girls," and the like. Subsequently, litigation was filed on January 27, 1997 in Pinellas County, Circuit Court, Florida by BSB, Provident and Hooters to terminate the Hooters Agreement. This case was dismissed and RPE filed its own lawsuit against BSB and Provident in Superior Court, Los Angeles County, California on December 10, 1997 alleging conspiracy, fraud, tortious interference with contract and damages. The result of the litigation was the Settlement Agreement dated December 23, 1998 (the "Litigation-Hooters Settlement"), providing the following:

o    RPE gives up its rights to develop or produce any film or television  show;
o In exchange for RPE giving up its rights, we receive $150,000 in cash which has been paid and 6% of any merchandising from any production by BSB or Provident;
o BSB and Provident have all rights to produce a film or television show for which they agreed to pay RPE an additional $250,000 contingent on the success of the feature film or television series.

RPE expects to derive no more than an additional $250,000 from the Settlement Agreement, however, attaining any additional sum under the Settlement Agreement is dependent on the success of "Hooters: Who Wants to Date a Hooters Girl?" or some other television show or a feature film. No assurance can be given as to the success of "Hooters: Who Wants to Date a Hooters Girl?" or any other production in television or film. Thus, no assurance can be given that we will receive any additional payments under the Settlement Agreement. See "Business of the Company-Principal Contracts," "Use of Proceeds" and "Legal Proceedings."

RPE's headquarters are located at 1900 Avenue of the Stars, 14th Floor, Los Angeles, California 90067 and are provided to us at no charge by John Holt Smith. The Company's telephone number is 310.277.4140.

RPE's mailing address 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067. The telephone number of its principal executive office is
(310) 277-4140.
                                       10

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. RPE's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                OPERATIONS FROM INCEPTION TO DECEMBER 31, 2000.

Overview

We were incorporated on July 11, 1996 and our only material expense has been legal fees of approximately $160,000 in connection with the lawsuit and expenses. Normal operating expenses for the years ending December 31, 1999 and 2000 were $24,627 and $21,465, respectively and for the period ending March 31 2001 were $11,901. Although, we do not have a written agreement or formal arrangement with Mr. John Holt Smith in which he has agreed to give us space for our offices, we anticipate that Mr. Smith will continue to allow us to have space with no charge or for the costs thereof. Our belief that Mr. Smith will give us space based on the fact that Mr. Smith has a significant equity interest in us. We believe that Mr. Smith will continue to allow us space free as long as he maintains a significant equity interest in us. However, in the event that that Mr. Smith sells some or all of his shares, he may not have a continued incentive to fund our operations and pay our expenses. We cannot assure you that Mr. Smith and Mr. Borghi will not sell some or all of their shares.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is materially dependent on our ability to generate revenues. If we are able to generate significant revenues, we anticipate that those revenues will be used to option books or screenplays, provide us with working capital and pay our legal and accounting fees for the next twelve months. If we do not generate those revenues, then we expect that our expenses for the next twelve months will be approximately $40,000. We anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses which include costs to maintain our telephone and to contact agents and authors. Although it is difficult to quantify the day-to-day expenses, we believe that such expenses will be no more than $40,000 for the next 12 months in the event we raise no capital through this offering. Our Chief Executive Officer, director and principal shareholder, John Holt Smith, has provided office space since our inception. Our belief that Mr. Smith will pay our expenses is based on the fact that Mr. Smith has a significant equity interest in us. We believe that Mr. Smith will continue to continue to provide office space as long as he maintains a significant equity interest in us.

Results of Operation
--------------------

Three Months Ended March 31, 2000 vs. March 31, 2001 (unaudited)

The three months ended March 31, 2000 versus the march 31, 2001 (unaudited) shows an increase in operating expense of approximately $8,000. Operating expenses for the three months ended March 31, 2000 was $4,158 versus $11,901 for the three months ended March 31, 2001. The increase was due to professional fees for normal operations. Other expenses in 2001 were $232 in interest income versus interest income of $491 for March 31, 2000.

December 31, 1999 versus December 31, 2000

Operating expenses of $24,627 and $21,465 for 1999 and 2000, respectively, show an increase in expenses of approximately $3,000 which is from normal, recurring administrative expense. Other income increased by $100,000 as the result of the proceeds of the settlement of the Hooters litigation net of legal fees. The other income also changed by interest income in 1999 of $7,123 versus a loss of $6,186 from trading marketable securities in fiscal year 2000. The Company had a loss of $8,407 from trading marketable securities plus interest income of $2,221 in fiscal year 2000.

Liquidity and Capital Resources

In the opinion of management, available funds from cash and marketable securities will satisfy our working capital requirements through December 2001. Therefore, based on discussions with agents and authors, we believe the earliest that we will begin to generate revenues is approximately January 2002. Our belief is based on the fact that identification of, negotiations for and consummation of an option agreement or development agreement would require about 3-4 months time, cost $5,000 - $10,000 and require further development or rewrites over an additional 60-90 day period, after all of which we would then have to locate an interested and suitable producer, negotiate a sale or joint venture production, or further development and production.

Our plan of operation provides that we will sell acquire rights, improve or develop the script and then the developed version subject to our distributors' specifications. Therefore, our profits will be determined on a case-by-case basis. For example, if we are selling television scripts to a producer of television shows to be sold with their current productions to CBS, then we will negotiate a percentage of revenue derived from production based on the number of episodes.

We do not have any material commitments for capital expenditures, nor do we expect to expend any material amounts for advertising or promotion of our business. We intend to use our management's established relationships in the entertainment industry to promote our business by word of mouth and personal solicitations.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. There can be no assurance that additional funding will be available on favorable terms, if at all. We have not contemplated any plan of liquidation in the event that we do not generate revenues.


MARKETING MERCHANDISING

To achieve the goal of acquiring writers' scripts and then to develop and sell them, we plan to use the many contacts with agents, producers and writers acquired during the 20 plus years Mr. Smith has practiced law in Los Angeles, California, eight years of which was with a law firm representing, among others, Johnny Carson, Neil Simon, John Travolta and Mr. Borghi's considerable presence as the creator and principal writer of Jake and the Fatman, among other notable works. Merchandising will either result from our achieving production of a television show or feature film which warrants the making and selling of t-shirts, caps, calendars or the like or directly marketing such products to producers.


THE PRODUCTS / Merchandising

RPE is in the business of licensing the rights of designing and subcontracting the manufacture of products based on a successful production of a feature film or television series in which we provide services or revenue based on the assurance that any production from which we obtain such licensing rights will in fact be successful or even if a successful production, that the sale of any such products based thereon will be economically viable or profitable.


PATENTS

RPE holds no patents for its products. RPE is the owner of the rights to receive up to $250,000 from the production and distribution of a feature film or television show based on the Hooters Inc. restaurant chain. Presently, there is a pilot television show in production titled "Who Wants to Date a Hooters Girl?" from which RPE will receive up to $250,000 payable in increments based on the number of shows actually produced and possibly merchandising of product associated therewith, such as calendars, tee shirts, caps, and the like. See "Litigation."


GOVERNMENT REGULATION

Government approval is not necessary for RPE's business, and government regulations have no effect or a negligible effect on its business.


EMPLOYEES

RPE presently employs its President and Secretary who devote approximately 5 hours per week on the business of RPE. Neither employee presently receives a salary but each is periodically reimbursed for expenses and costs incurred on behalf of the Company. In the year 2000, Mr. Borghi received $2,500 and Mr. Smith received $3,500.

PROPERTIES

RPE has an oral agreement with John Holt Smith for use of office space, telephones and secretarial services supplied at no cost to RPE and Mr. Smith received $5,000 in legal fees for services to the Company, including preparation of this registration statement.

COMPETITION

All of the Company's competitors are much larger and more well funded. The Company will not be able to compete with these companies, but will be able to enter into a Distribution Agreement with these companies should the Company develop and produce a television show or feature film and need the service provided by these competitors.


LEGAL PROCEEDINGS

RPE is not presently subject to any pending litigation, legal proceedings or claims. MANAGEMENT


                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of RPE serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.


The current executive officers, key employees and directors of RPE are as follows:

Name                      Age       Position
----                      ---       --------
Douglas S. Borghi          54       President, Director, Treasurer
John Holt Smith            59       Chief Executive Officer, Secretary, Director

Douglas S. Borghi has been President and Director of the Company since August 1996. Mr. Borghi has been an independent writer of screen plays and other literary material such as short stories and novels for the past 5 years.

John Holt Smith has been engaged in the private practice of law in Los Angeles as Smith & Associates for the past 5 years, except for the past 8 months during which he has acted as a partner of Kelly, Lytton and Vann. Mr. Smith is a graduate of Vanderbilt University with a BA degree in 1963 and a JD degree in 1966.


EXECUTIVE COMPENSATION

RPE has made no provisions for cash compensation to its officers and directors. Messrs. Borghi and Smith each received 2,500,000 shares of restricted stock upon incorporation under a subscription agreement. No salaries are being paid at the present time. and will not be paid unless and until there is available cash flow from operations to pay salaries. Expenses and costs incurred on behalf of the Company have been and will in the future be paid to Messrs. Borghi and Smith. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.


EMPLOYMENT AGREEMENTS

RPE has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of RPE's board of directors.

                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of RPE's Common Stock as of December 31, 2000, by (i) each person known by RPE to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of RPE, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                          Shares          Percent     Percent
                          Beneficially    Before      After
                          Owned           Offering   Offering
                          ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------
Douglas S. Borghi (1)      2,500,000        48.3%        40.5%

John Holt Smith            2,500,000        48.3%        40.5%

Officers and Directors
as a Group (2 persons)     5,000,000        96.5%          81%
-----------------------------------------------------------------

 (1) Table is based on current outstanding shares of 5,178,000.



                              CERTAIN TRANSACTIONS

In connection with organizing RP Entertainment, Inc., in November 1996, John Holt Smith and Douglas S. Borghi were each issued 2,150,000 shares of restricted common stock for services rendered to the Company under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Messrs. Smith and Borghi may each be deemed to be a promoter of RPE. No other persons are known to Management that would be deemed to be promoters.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of RPE consists of 50,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 shares of Preferred Stock. Upon consummation of this Offering, there will be outstanding 6,178,000 shares of Common Stock. We presently have 27 shareholders.


COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of RPE's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.


PREFERRED STOCK

The Board of Directors of the Company has authorized the issuance of up to 10,000,000 shares of preferred stock in series, lettered consecutively, no par value, and is authorized to determine the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any series of preferred stock, the number of shares constituting any such series, and the designation thereof. There are no shares of preferred stock issued and outstanding.

PENNY STOCK STATUS

If and when it creates a market for its common stock, RPE's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a pennystock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for RPE's stock.


TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Pacific Stock Transfer, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120


                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, RPE will have 6,178,000 shares of Common Stock outstanding assuming all shares offered are sold. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with RPE), will be subject to the limitations of Rule 144 promulgated under the Securities Act. Of the shares presently issued and outstanding, 5,178,000 are eligible for resale under Rule 144, 5,000,000 of which are subject to the 1% rule of Rule 144.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of RPE, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of RPE without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for RPE's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale or availability for sale of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

PLAN OF DISTRIBUTION

The shares of common stock shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by RPE, which offers the shares of common stock directly to investors through Officers who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate in 180 days unless extended for no more than an additional 180 days at the discretion of the Company.

RPE reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                 LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for the Company by John Holt Smith of Kelly Lytton & Vann LLP who is a significant shareholder of the Company, its President and a director.


                                    EXPERTS

The Financial Statements of RPE as of December 31, 2000 included in this prospectus and elsewhere in the Registration Statement have been audited by Oppenheim & Ostrick, CPA's, independent public accountants for RPE, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.


ADDITIONAL INFORMATION

RPE has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

RPE will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)







                              FINANCIAL STATEMENTS








                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001




                        WITH INDEPENDENT AUDITORS' REPORT

                                   CONTENTS
                                   --------


                                                                      PAGE

       Independent Auditors' Report                                   20

       Balance Sheet                                                  21

       Statements of Operations and Accumulated Deficit               22

       Statement of Members' Equity                                   24

       Statements of Cash Flows                                       25

       Notes to Financial Statements                                  27-31

                           OPPENHEIM & OSTRICK, CPA'S
                              4256 Overland Avenue
                            Culver City, California
                                 (310) 839-3930


To the Board of Directors and Members
RP Entertainment, Inc.
(A Development Stage Enterprise)
Los Angeles, California


We have audited the accompanying balance sheet of RP Entertainment, Inc. (A Development Stage Enterprise) as of December 31, 2000 and the related statements of operations, stockholder's equity and accumulated deficit and cash flows for years ended December 31, 1999 and 2000, and from inception on July 11, 1996 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RP Entertainment, Inc. (A Development Stage Enterprise) as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 1999 and 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company is a development stage enterprise with no operating revenues to date and has a significant accumulated deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Gil Ostrick
--------------------------
OPPENHEIM & OSTRICK, CPA'S

Culver City, California
March 9, 2001


                                   RP ENTERTAINMENT, INC.
                              (A DEVELOPMENT STAGE ENTERPRISE)
                                        BALANCE SHEET



                                            ASSETS
                                            ------

                                                      December 31,              March 31,
                                                         2000                     2001
                                                         ----                     ----
                                                                               (Unaudited)
Current assets:
  Cash and cash equivalents                          $  25,052                  $  12,900
  Investment in marketable securities                   69,219                     59,378
  Related party receivable                               4,500                      4,500
                                                       -------                     ------

          Total current assets                          98,771                     76,778

Property and equipment:
  Net of accumulated depreciation                          317                          0
                                                       -------                    -------

          Total property and equipment                     317                          0
                                                       -------                    -------
                                                     $  99,088                  $  76,778
          Total assets                                 =======                    =======



                               LIABILITIES AND STOCKHOLDER'S EQUITY
                               ------------------------------------


Stockholder's equity:
  Common stock, $001 par value authorized
    50,000,000 shares, issued and outstanding
    5,178,000 shares                                 $   5,178                  $   5,178
  Additional paid-in capital                           324,822                    324,822
  Accumulated other comprehensive income                (2,746)                   (12,587)
  Deficit accumulated during development stage        (228,166)                  (240,635)
                                                       -------                    -------

          Total stockholder's equity                    99,088                     76,778
                                                       -------                    -------
                                                     $  99,088                  $  76,778
                                                       =======                    =======








 See the accompanying notes and auditors' report which are integral parts of this statement.


                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE


                                                                          Cumulative From
                                               Years Ended                 Inception on
                                               December 31,                July 11, 1996 to
                                         1999                2000         December 31, 2000
                                         ----                ----         -----------------

Cost and expenses:
  General and administrative
    expenses                        $ (24,627)            $ (21,465)        $  (324,440)

Other income (expense):
  Lawsuit settlement                  100,000                     0             100,000
  Other                                 7,123                (6,186)              5,335
                                      -------                ------            --------
                                      107,123                (6,186)            105,335
                                      -------
Income (loss) before cumulative
  effect of change in accounting
  principle                            82,496               (27,651)           (219,105)

Cumulative effect of a change in
  accounting principle, net of
  income taxes                         (4,261)                    0              (4,261)
                                      -------               --------           --------

Income (loss) before taxes             78,235               (27,651)           (223,366)

Provision for income taxes                800                   800               4,800
                                      -------               -------            --------

Net income (loss)                   $  77,435               (28,451)         $ (228,166)
                                      =======               =======            ========


Net income (loss) per share:
Basic                                    $.01                 $(.01)              $(.04)
Diluted                                  $.01                 $(.01)              $(.04)

Weighted average number of shares
  used in the computation of net
  income (loss) per share           5,178,000             5,178,000           5,142,000
                                    =========             =========           =========



 See accompanying auditors' report and notes which are integral parts of this statement.

                                                                                                              Page 4
                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STATE ENTERPRISE)
                       STATEMENT OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE
                                                                                   Cumulative From
                                                        Three Months                Inception on
                                                        Ended March 31            July 11, 1996 to
                                                     2000            2001           March 31, 2001
                                                     ----            ----         ----------------
                                                  (Unaudited)     (Unaudited)        (Unaudited)

Costs and Expenses:
  General and administrative
    Expenses                                      $ (4,158)        $(11,901)         $(336,341)

Other income (expense):
  Lawsuit settlement                                                                   100,000
  Other                                                491              232              5,567
                                                     -----           ------           ---------
                                                       491              232            105,567
Income (loss) before cumulative
  effect of change in accounting
  principle                                         (3,667)         (11,669)          (230,774)

Cumulative effect of a change in
  accounting principle, net of
  income taxes                                           0               0              (4,261)
                                                    -------         --------          ---------

Income (loss)  before taxes                         (3,667)         (11,669)          (235,035)

Provision for
  Income taxes                                           0              800              5,600
                                                    ------           ------            -------
Net income (loss)                                   (3,667)       $ (12,469)         $(240,635)
                                                    ======          =======            =======

Net income (loss) per share:
Basic                                               $    0          $  (.01)            $ (.05)
Diluted                                             $    0          $  (.01)            $ (.05)


Weighted average number
  of shares used in the
  computation of net income
  (loss) per share                               5,178,000        5,178,000           5,142,000
                                                 =========        =========           =========







     See accompanying auditors' report and notes which are integral parts of this statement.


                             RP ENTERTAINMENT, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                                                                                Deficit
                                                                              Accumulated     Accumulated       Total
                                                                 Additional      Other        During the    Stockholder's
                              Comprehensive     Common Stock       Paid-in   Comprehensive    Development      Equity
                                 Income       Shares     Amount    Capital       Income         Stage         (Deficit)
                              -------------   ------     ------   ---------  -------------    -----------   -------------
Issuance of common
  stock for compensation      $       0     5,000,000   $ 5,000    $   0         $   0         $     0        $   5,000
Common shareholder
  Loss from inception on
  July 11, 1996 to December
  31, 1996                            0             0         0        0             0          (5,542)          (5,542)
Issuance of common stock              0       155,000       155  309,845             0               0          310,000
Issuance of common stock
  for compensation                    0        23,000        23   14,977             0               0           15,000
Common shareholder loss
  for year ended December
  31, 1997                            0             0         0        0             0        (218,248)        (218,248)
Common shareholder loss
  for year ended December
  31, 1998                            0             0         0        0             0         (53,360)         (53,360)
                              ---------     ---------   --------  --------       ------       ---------       ----------
Balance at December 31,
  1998                                0     5,178,000     5,178  324,822             0        (277,150)          52,850
Common share income for
  year ended December 31,
  1999                                0             0         0        0             0          77,435           77,435
                              ---------    ----------   --------  --------       ------       --------       ----------
Balance at December 31,
  1999                                      5,178,000     5,178  324,822             0        (199,715)         130,285
Common share loss for
  year ended December
  31, 2000
    Net Income                  (28,451)            0         0        0             0         (28,451)         (28,451)
    Unrealized loss on
     investments                 (2,746)            0         0        0        (2,746)              0           (2,746)
                              ---------    ----------   --------  --------      -------       --------        ----------
  Comprehensive income        $ (31,197)
                              =========
Balance at December 31,
  2000                                      5,178,000     5,178  324,822        (2,746)       (228,166)          99,088
Common share loss for
  three months ended
  March 31, 2001
    Net Income                  (12,469)            0         0        0             0         (12,469)         (12,469)
    Unrealized loss on
       investments               (9,841)            0         0        0        (9,841)              0           (9,841)
                              ---------    ----------   -------   --------      -------       --------        ----------
  Comprehensive income        $ (22,310)
                              =========
Balance at March 31,
  2001. (Unaudited)                         5,178,000   $ 5,178  $324,822     $(12,587)      $(240,635)        $ 76,778
                                           ==========   =======  ========     =========      ==========        =========



   See accompanying auditors' report and notes which are integral parts of this statement


                                      RP ENTERTAINMENT, INC.
                                 (A DEVELOPMENT STAGE ENTERPRISE)
                                      STATEMENT OF CASH FLOWS
                                                                                      Cumulative From
                                                              Years Ended              Inception on
                                                              December 31,            July 11, 1996 to
                                                         1999             2000        December 31, 2000
                                                         ----             ----        -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:                                                  (Unaudited)
  Net income (loss) from
    development stage operations                      $  77,435       $ (28,451)     $  (228,166)
  Adjustments to reconcile net income
    (loss) from operations to cash
     used from operating activities:
       Depreciation and amortization                      5,719             211            9,924
       Compensation for common stock                          0               0           51,000
       Write off - other assets                               0          (1,136)           4,864
       Changes in operating assets
         and liabilities                                      0               0                0
                                                         -------          -------         -------

          Net cash (used) or provided
           from operating activities                     83,154          (29,376)        (162,378)
                                                         -------          -------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in marketable securities                  (80,372)         (71,965)        (152,337)
   Proceeds from sale of marketable securities                0           71,965           71,965
   Capital expenditures                                       0                0          (15,105)
   Loss on sale of marketable securities                      0            8,407            8,407
                                                         -------          -------         -------

          Net cash (used) provided from
          investing activities                          (80,372)           8,407          (87,070)
                                                         -------          -------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds, (repayment) of stockholder
    loans                                                     0           (4,500)          (4,500)
  Cash proceeds from common stock                             0                0          279,000
                                                         -------          -------         -------

           Net cash provided by
           financing activities                               0           (4,500)         274,500
                                                         -------          -------         -------

           Net cash increase (decrease)
           in cash equivalents                            2,782          (25,469)          25,052
                                                         -------          -------         -------

           Cash and cash equivalents,
           beginning balance                             47,739           50,521                0
                                                         -------          -------         -------

           Cash and cash equivalents,
           ending balance                              $ 50,521        $  25,052         $ 25,052
                                                        =======           =======          ======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for
     interest                                          $      0        $       0         $      0
                                                        =======          =======           ======
   Cash paid during the period for
     income taxes                                      $    800        $     800         $  4,800
                                                        =======          =======           ======




       See accompanying auditors' report and notes which are integral parts of this statement.

                                                    25


                                    RP ENTERTAINMENT, INC.
                              (A DEVELOPMENT STAGE ENTERPRISE)
                                   STATEMENT OF CASH FLOWS
                                                                                Cumulative From
                                                        Three Months             Inception on
                                                        Ended March 31          July 11, 1996 to
                                                     2000            2001        March 31, 2001
                                                     ----            ----       --------------
                                                (Unaudited)       (Unaudited)     (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) from
    Development stage operations                $  (3,667)        $ (12,469)      $(240,635)
  Adjustments to reconcile net income
   (loss) from operations to cash used
   from operating activities:

      Depreciation and amortization                    53               317          10,241
      Compensation for Common Stock                     0                 0          51,000
      Write-off, Other assets                           0                 0           4,864
                                                  -------           -------         -------

         Net cash (used) or provided
          from operating activities                (3,614)          (12,152)       (174,530)
                                                  -------           -------         -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in marketable securities                  0                 0        (152,337)
   Proceeds from sale of marketable securities          0                 0          71,965
   Capital expenditures                                 0                 0         (15,105)
   Loss on sale of marketable securities                0                 0           8,407
                                                  -------           -------         -------

          Net cash (used) provided from
          investing activities                          0                 0         (87,070)
                                                  -------           -------         --------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayment) of stockholder loans             0                 0          (4,500)
  Cash proceeds from common stock                       0                 0         279,000
                                                  -------           -------         -------

        Net cash provided by
        financing activities                            0                 0         274,500
                                                  -------           -------         -------

        Net cash increase (decrease)
         in cash equivalents                       (3,614)          (12,152)         12,900

         Cash and cash equivalents,
        Beginning balance                          50,521            25,052               0
                                                  -------            -------        -------

        Cash and cash equivalents,
        Ending balance                           $ 46,907          $ 12,900        $ 12,900
                                                  =======            =======        =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for
   interest                                      $      0          $      0        $      0
                                                  =======            =======        =======
  Cash paid during the period for
   income taxes                                  $      0          $    800        $  5,600
                                                  =======            =======        =======


See accompanying accountants' auditors' report and notes which are integral parts of this statement.

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001


(1)  General Background and Nature of Operations:

          RP Entertainment, Inc. (the Company or RPE) was incorporated in the State of California in July 1966 as a C corporation and in 1996 subsequently filed as a Nevada corporation. The Nevada articles of incorporation specify the authorization of 50,000,000 shares of common stock at $.001 par value and 10,000,000 shares of preferred stock at $.001 par value. As of the balance sheet date, no preferred stock was issued. The Company raised $310,000 representing 155,000 shares of common stock at $2 per share for the purpose of developing or producing a film entertainment company involved in television programming. The Company also issued 5,000,000 shares of common stock to its founders at $.001 for organizing the business. The production and distribution of television programming is a highly competitive business. The Company will also engage in foreign distribution. The competition will affect the Company's ability to obtain the services of preferred performers and other creative personnel. RP Entertainment, Inc.'s plan of operation is to develop an on-going source of referrals to acquire scripts for film and television production and the rights to merchandise products associated with future film and/or television productions of third parties. To do this, RPE will seek to establish an aggressive marketing plan both on the internet and conventionally.

          During the next twelve months RPE plans to satisfy its cash requirements by additional equity financing. This will be in the form of an IPO with the SEC for $250,000 representing $0.25 per share of common stock totaling 1,000,000 shares.

          Currently, RPE owns certain rights to the Hooters property as the result of the settlement of a lawsuit. The settlement states that RPE will receive $750 an episode for delivery of each of 196 episodes. RPE will receive $1,000 per episode for the next 103 episodes over and above the first 196 episodes. There is no assurance that any episode will ever happen.

          In the event the Hooters property is made into a theatrical motion picture, RPE will receive $250,000 upon the start of principal photography based upon the Hooters property. All other rights on the final legal settlement go to the defendant (another entertainment company) including trademarks, logo and all other revenue streams. For the settlement RPE received in 1999 $150,000 less a $50,000 legal fee which netted RPE $100,000 at the closing to rescind all rights except as mentioned earlier to the Hooters property.

     The Company is not currently working on any other programming.





                   See accompanying accountants' audit report

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001

(2)  Summary of Significant Accounting Policies:

     RP Entertainment, Inc.'s cash and available credit are not sufficient to support operations for the next year. Accordingly if an acquisition or an IPO were not to take place management would need to seek additional equity financing. These financial statements have been prepared on the basis that adequate financing will be obtained.

     a. Revenue Recognition: The Company will comply with the pending adoption of SOP 00-2, effective for fiscal years beginning after December 15, 2000. The adoption of SOP 00-2 states that revenue cannot be recognized until the services have been provided or the amounts earned, i.e., activities that are prerequisite to obtaining benefits, have been completed. As of March 31, 2001 and prior, the Company had no revenue since inception.

     b. Cash and Cash Equivalents: The Company considers all securities with a maturity of three months or less when purchased as cash and cash equivalents.

     c. Investment in Marketable Securities: The Company has invested in marketable securities and its intent is to treat such securities as available-for-sale. Such securities are reported at fair value on the balance sheet. All unrealized gains and losses are reported as a component of other comprehensive income in stockholders' equity. Realized gains or losses of marketable securities are based on the specific identification method.

     d. Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Leased equipment meeting certain criteria is capitalized and the present value of related lease payments is recorded as a liability. Amortization of assets under capital leases is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

     e. Income Taxes: The Company is taxed at Sub-chapter C Corporation income tax rates. Any timing differences between book and taxed income will be recorded as deferred income taxes.

     f. Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     g.   Advertising:   Advertising   costs  are  expensed  as   incurred.   No
          advertising was incurred since inception.


                 See accompanying accountants' auditors' report

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001


(2)  Summary of Significant Accounting Policies (cont'd):

     h. Other Comprehensive Income: The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Other comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported as other comprehensive income except for marketable securities classified as available-for-sale.

     i. Segment Information: In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way companies report information about operating segments in annual financial statement. It also established standards for related disclosures about products and services, geographic areas and major customers.

               The disclosures prescribed in SFAS No. 131 became effective for the year ended December 31, 1998. The Company has determined that it operates as one business segment.

     j. Start-up Costs: For financial statements for fiscal years beginning on or before December 15,1998, new company organization or start-up costs are subject to the same assessment of recoverability that would be applicable in an established operating entity (SFAS No. 7, paragraph
          10).  For  financial  statements  for  fiscal  years  beginning  after
          December 15, 1998, costs of start-up activities, including organization costs, should be expensed as incurred (SOP 98-5, paragraph 12). Initial application of the SOP requires previously capitalized start-up costs to be expensed in the period of adoption and reported as the cumulative effect of a change in accounting principle. As a result of adopting SOP 98-5, the book and tax treatment of start-up costs will be different, creating a temporary difference under SFAS No. 109, "Accounting for Income Taxes." There is no effect on deferred taxes from this transaction.

(3)  Investment in Marketable Securities:

     The cost basis of the marketable securities at December 31, 2000 was $71,965. The market value of these securities was $69,219, which resulted in an unrealized loss of $2,746 for the year ended 2000. Trading activity during the year resulted in a realized loss of $8,407. The proceeds from the sale of securities were $71,965 and was reinvested in another security. At March 31, 2001, there was an additional unrealized loss of $9,841 and the market value of these securities was $59,378, as of the balance sheet date.

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001


     The investment in equity securities is classified as follows:

                                             December 31,         March 31,
                                                2000                2001
                                                                (Unaudited)
                                             -----------        -----------

           Available-for-sale (current)      $  69,219           $  59,378
                                             ===========        ===========

          The above funds will be used as additional working capital to support current operations.

          Aggregate fair values, gross unrealized holding gains, and unrealized holding losses for available for sale equity securities are as follows:



                                               December 31,         March 31,
           Common Stock                             2001              2001
           ------------                                            (Unaudited)
                                               ------------        -----------
              Fair value                        $  69,219           $  59,378
              Cost                              $  71,965           $  69,219
              Gross unrealized losses           $   2,746           $   9,841


          The unrealized losses are a component of comprehensive income and are reported as investing activities in the cash flow statements. All unrealized holding losses were also reported as part of stockholders' equity in the above balance sheet.


(4)  Property and Equipment:

     Property and equipment include the following:

                                               December 31    March 31
                                                  2000          2001
                                                  ----          ----
                                                             (Unaudited)

                Computer equipment             $   1,100       $ 1,100
                Accumulated depreciation            (783)       (1,100)
                                                  -------        -----
                                               $     317       $     0
                                                  =======        =====

          There was $7,105 of other capital expenditures related to programming options and other transactions that had no value and were written off or were fully depreciated.



                 See accompanying accountants' auditors' report

                             RP ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                         FROM INCEPTION ON JULY 11, 1996
                                TO MARCH 31, 2001

(5)  Related Party Transactions:

          There are no monies owing or receivable except for an advance to a principal shareholder of $4,500. The receivable will be repaid as reimbursed expenses with a related party entity. The other principal shareholder is an attorney and co-founder of the Company. Management and legal fees charged to the Company for the two principal shareholders approximated $106,000 of which $80,000 occurred in 1997 and $11,000 in 1998. The shareholders received approximately $5,000 in 1999 and 2000 totaling $10,000. For the three months ended March 31, 2001, related party legal fees approximated $5,000.See operating lease commitments (Note 7) for more details. Also see (Note 1) for founder common stock transaction for 5,000,000 shares at par value ($.001) or $5,000 for starting the Company in 1996.

(6)  Income Taxes:

          The Company is a C corporation for federal and state income taxes. Accordingly no provision for income taxes has been made since the Company has no income, and loss carry-forwards through 2000 of approximately $228,000. The Company recognizes deferred income tax if there is a difference between book and tax accounting. Currently there are no deferred income taxes. No income tax footnote schedules were prepared as the Company has no income and no valuation for tax loss carry-forwards are needed since there is no assurance of any profits from future operations.

(7)  Operating Lease Commitments:

     The Company does not lease office space. It currently operates out of the law office of a shareholder and a related party who organized RPE.


(8)  Stockholders' Equity:

     As of March 31, 2001, there were 5,178,000 shares issued. See previous footnotes and statement of changes in stockholders' equity for further details.


(9) Other Income (Expenses):

     Other income is comprised of the following:

                                                                           Cumulative From
                                                     Years        Years      Inception on
                                                     Ended        Ended    July 11, 1996 to
                                                     1999         2000    December 31, 2000
                                                   -------     -------    -----------------
          Other income                             $     0     $   557        $     557
          Interest/dividends                         7,123       1,664           13,185
          Gains (losses) from sale of securities         0      (8,407)          (8,407)
                                                   -------     --------       ----------
                                                   $ 7,123     $(6,186)       $   5,335


      Other income (expenses) is comprised of the following (cont'd):

                                                                                 Cumulative From
                                            For the Three      For the Three      Inception on
                                            Months Ended       Months Ended     July 11, 1996 to
                                            March 31, 2000     March 31 ,2001     March 31, 2001
                                            --------------     --------------   -----------------

          Other income                         $      0           $       0            $     557
          Interest/dividends                        491                 232               13,417
          Gains (losses) from sale of
            securities                                0                   0               (8,407)
                                               --------           ---------            ----------
                                               $    491           $     232            $   5,567


                 See accompanying accountants' auditors' report

NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE  ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RPE OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

Prospectus Summary.................................................       1
Summary Financial Data.............................................       1
Risk Factors.......................................................       3
     RPE is a development stage
     company with limited operating history........................       3
     Terms of offering-no minimum contingency......................       3
     Related party transactions and possible
     conflicts of interest
     Dilution......................................................       5
Use of Proceeds....................................................       6
Dividend Policy....................................................       6
Determination of Offering Price....................................       7
Capitalization.....................................................       7
Dilution...........................................................       8
Business..........................................................        8
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations......................................................       11
Management........................................................       13
Principal Stockholders............................................       14
Certain Transactions..............................................       14
Description of Securities.........................................       14
Shares Eligible for Future Sale...................................       15
Underwriting......................................................       16
Legal Matters.....................................................       16
Experts...........................................................       16
Index to Financial Statements.....................................       19

                                   PROSPECTUS

                             RP ENTERTAINMENT, INC.

                        1,000,000 SHARES OF COMMON STOCK

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the provisions of the Nevada Revised Business Corporation Act (the "Nevada Act"), the Company has the power to indemnify an individual made a party to a proceeding because they are or were a director, against liability incurred in the proceeding, if such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. The Company must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director of officer of the Company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Pursuant to the Nevada Act, the Company's Board of Directors may indemnify its officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

The Company may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes the Company with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

Also pursuant to the Nevada Act, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation of Section 78-100 of the Nevada Act (relating to the distributions made in violation of the Nevada Act); and (iv) an intentional violation of criminal law. To date, the Company has not adopted such a provision in its Articles of Incorporation, By-Laws, or by resolution. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Nevada Act also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents.


ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee............................ $ 62.50
Printing and engraving expenses................. $   500
Accounting fees and expenses.................... $ 7,500
Legal fees and expenses (other than Blue Sky)... $12,000
Blue sky fees and expenses
 (including legal and filing fees).............. $ 1,000
Miscellaneous................................... $ 1,000

Total........................................... $15,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by RPE within the past three years and were not registered under the Securities Act: In connection with organizing RP Entertainment, Inc., on or about March, 1997, Douglas S. Borghi and John Holt Smith were each issued 2,150,000 shares of restricted common stock under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Messrs. Borghi and Smith may be deemed to be promoters of RPE. No other persons are known to Management that would be deemed to be promoters.


ITEM 27. EXHIBITS

(a) The following exhibits are filed as part of this Registration
Statement:

     EXHIBIT
     NUMBER                 DESCRIPTION
     -------                -----------------------------------

       3.1                  Articles of Incorporation
       3.2                  By-Laws
       4.1                  Form of Common Stock Certificate
       5.1                  Opinion of Counsel and Consent
       10.1                 Deal Memo with Harry Hughes
       10.2                 Deal Memo with Brutus Productions
       23.1                 Consent of Independent Accountant
       23.2                 Consent of Counsel (filed as part of
                            Exhibit 5.1)



ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 1 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on August 3, 2001.


                                            RP ENTERTAINMENT, INC.

                                    By:     Douglas S. Borghi
                                    ---------------------
                                            DOUGLAS S. BORGHI
                                            Chairman of the Board and
                                            President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                                    SIGNATURE




Douglas S. Borghi                               Date:  August 3, 2001
---------------------
DOUGLAS S. BORGHI
Chairman of the Board and
President, Secretary, Treasurer


John Holt Smith                                 Date:  August 3, 2001
---------------------
JOHN HOLT SMITH
Chief Executive Officer, Secretary





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